Exhibit 10.3

STOCK REDEMPTION AGREEMENT

THIS STOCK REDEMPTION AGREEMENT (“Agreement”) is made and effective as of August 29, 2022, by and between RIBBON COMMUNICATIONS INC., a Delaware corporation (“Seller”), and AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC., a Delaware corporation (the “Corporation”). The Seller and the Corporation shall each individually at times be referred to herein as a “Party” or together as the “Parties”.

W I T N E S S E T H

WHEREAS, Seller is the owner of 13,700,421 shares of the common stock of the Corporation (the “Shares”); and

WHEREAS, the Seller and the Corporation, among other parties, are parties to that certain Settlement Agreement, of even date herewith (the “Settlement Agreement”), pursuant to which the Parties have agreed that the Corporation will redeem the Shares for the consideration and upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and undertakings of the Parties, the Parties do hereby agree as follows:

1. Incorporation of Recitals. Each of the Recitals hereto are hereby incorporated by reference herein and made a part hereof.

2. Redemption of the Shares.

(a) For good and valuable consideration as set forth in the Settlement Agreement, the Seller hereby agrees to sell, assign, transfer and deliver all of his right, title and interest in and to the Shares to the Corporation, and the Corporation desires to acquire and redeem such Shares.

(b) Closing. The closing of the redemption of the Shares under this Agreement (the “Closing”) shall take place on the date hereof (the “Closing Date”), at the offices of the Corporation, or at such other place and manner as is agreed upon by the Seller and the Corporation, including by exchange of ‘pdf’ or electronic signatures.

(c) Closing Deliveries. At Closing of the redemption of the Shares contemplated by this Agreement, the Seller shall deliver or cause to be delivered to the Corporation: (A) a duly executed Stock Power for the Shares in the form attached hereto as Exhibit A; and (B) such other documents as may be specified in this Agreement or any exhibit hereto, or which may otherwise be reasonably required by the Corporation to effectuate the transactions contemplated by this Agreement.

3. Sellers’ Representations and Warranties. The Seller hereby represents and warrants to the Corporation as follows:

(a) Title. The Seller has good, marketable and unencumbered title to the Shares to be sold by the Seller pursuant to the terms of this Agreement, free and clear of all claims, liens, charges and encumbrances of any nature whatsoever.

(b) Ownership of the Shares. The Seller is the sole legal and beneficial owner and holder of the Shares. The Seller has the absolute right and power to sell the Shares to the Corporation. The Shares represent all of the shares of common stock of the Corporation owned by the Seller, except that the Seller is the holder of a Warrant to Purchase Common Stock issued by the Corporation (the “Warrant”), which Warrant is being terminated by the Seller and the Corporation as of the date hereof pursuant to a separate agreement.

(c) Valid and Binding Obligations. This Agreement constitutes the valid and legally binding obligations of the Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other general laws affecting the rights and remedies of creditors.

(d) Power and Authority Relative to Transaction. The Seller has full power and authority and has taken all required corporate action necessary to permit the Seller to execute, deliver and perform its obligations under this Agreement, and none of such actions conflicts with or to the best of its knowledge violates any provision of law known to the Seller or violates or constitutes a default under or will result in any breach of (with notice or lapse of time or both) any agreement, indenture, deed of trust, mortgage, instrument, lease, order, judgment, right, injunction, decree, license or permit of any court or governmental or regulatory body applicable to the Seller or to the Shares.

(e) Pending Litigation. There are no causes of action, litigation, arbitration, government proceedings or investigations pending against the Seller affecting the Shares.

(f) Consents. No consent, order, approval, authorization, declaration or filing including, without limitation, any consent, approval or authorization of or declaration or filing with any governmental authority, is required on the part of the Seller for or in connection with the execution and delivery of this Agreement and the sale and transfer of the Shares.

4. The Corporation’s Representations and Warranties. The Corporation hereby represents and warrants to the Sellers as follows:

(a) Power and Authority Relative to Transaction. The Corporation has full power and authority and has taken all required corporate action necessary to permit the Corporation to execute, deliver and perform its obligations under this Agreement, and none of such actions conflicts with or to the best of its knowledge violates any provision of law known to the Corporation or violates or constitutes a default under or will result in any breach of (with notice or lapse of time or both) any agreement, indenture, deed of trust, mortgage, instrument, lease, order, judgment, right, injunction, decree, license or permit of any court or governmental or regulatory body applicable to the Corporation.

(b) Valid and Binding Obligations. This Agreement constitutes the valid and legally binding obligations of the Corporation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other general laws affecting the rights and remedies of creditors.

(c) Required Consents. No consent, order, approval, authorization, declaration or filing including, without limitation, any consent, approval or authorization of or declaration or filing with any governmental authority, is required on the part of the Corporation for or in connection with the execution and delivery of this Agreement.

5. Indemnification.

(a) Indemnification by the Seller. The Seller shall indemnify, defend and hold the Corporation harmless from and against any and all losses, claims, liabilities, damages, costs and expenses, including reasonable attorneys’ fees suffered or incurred by the Corporation resulting from, relating to or incident to (i) a breach, misrepresentation or nonfulfillment by the Seller of any representation, covenant, or warranty of the Seller contained in this Agreement, (ii) a failure by the Seller to perform any covenant or agreement contained in this Agreement, or (iii) the enforcement of this indemnity.

(b) Indemnification by the Corporation. The Corporation shall indemnify, defend and hold the Seller harmless from and against any and all losses, claims, liabilities, damages, costs and expenses, including reasonable attorneys’ fees suffered or incurred by the Seller resulting from, relating to or incident to (i) a breach, misrepresentation or nonfulfillment by the Corporation of any representation, covenant, or warranty of the Corporation contained in this Agreement, (ii) a failure by the Corporation to perform any covenant or agreement contained in this Agreement, or (iii) the enforcement of this indemnity.

6. Release.

(a) Release by Seller. The Seller, on behalf of itself and its shareholders, officers, directors, agents, employees, affiliates, successors and assigns, hereby forever waives and releases any and all claims, causes of action (at law or equity), liabilities, damages or losses of any kind, anticipated or unanticipated, known or unknown (collectively, “Claims”), which the Seller now has, may have in the future, or could have asserted against the Corporation and each of its past and present principals, shareholders, owners, directors, officers, employees, agents, representatives, predecessors, successors and/or assigns (collectively, the “Corporation Releasees”), arising out of, or any way in connection with, the Shares or Seller’s status as a shareholder of the Corporation; provided, however, that the within release does not and shall not include a release of any Claims that the Seller may have against the Corporation Releasees under this Agreement or any other document, agreement or instrument executed and delivered by the Seller in connection with the consummation of the transactions contemplated under this Agreement.

(b) Release by the Corporation. The Corporation hereby forever waives and releases any and all Claims which the Corporation now has, may have in the future, or could have asserted against the Seller and its shareholders, officers, directors, agents, employees, affiliates, successors and assigns (collectively, the “Seller Releasees”), arising out of, or any way in connection with, the Shares or the Seller’s status as a shareholder of the Corporation; provided, however, that the within release does not and shall not include a release of any Claims that the Corporation may have against the Seller Releasees under this Agreement or any other document, agreement or instrument executed and delivered in connection with the consummation of the transactions contemplated by this Agreement.

(c) Scope. Notwithstanding the foregoing, nothing in this Section 6 is intended to expand or otherwise modify the releases set forth in the Settlement Agreement, except with respect to the release of the claims specifically referenced herein.

7. Nominee and Observer Rights of the Seller. The Parties acknowledge that pursuant to that certain Investor Rights Agreement, dated as of December 1, 2020, by and among the Corporation, the Seller and the other parties thereto (the “Investor Rights Agreement”), the Seller has certain rights to appoint a nominee to the Board of Directors of the Company and to designate an observer to attend all meetings of the Board of Director of the Company. Notwithstanding anything contained in the Investor Rights Agreement, the Seller acknowledges and agrees that from and after the Closing Date hereunder and the date on which the Warrant is terminated, the Seller shall have no further right to appoint a nominee or director to the Board of Directors of the Corporation or to have an observer present at any meetings of the Board of Director. To the extent the Seller has any such designee serving as a director of the Corporation or as an observer of the Board of Directors, the Seller agrees to take such action as may be necessary to cause such designee to resign from the Board of Directors and/or to seek acting as an observer of any meetings of the Board of Directors of the Corporation.

8. Prior Agreements. All prior agreements, understandings or arrangements, written or oral, heretofore made or existing among the Parties respecting any of the subject matter herein contained, other than the Settlement Agreement, shall be deemed merged in and superseded by this Agreement.

9. Modifications. No modifications, amendments or termination of this Agreement, or of any of the provisions hereof, shall be binding upon any Party hereto unless the same shall be in writing and executed by all Parties hereto.

10. Successors and Assigns. This Agreement and all of the provisions contained herein shall be binding and obligatory upon and shall inure to the benefit of the Parties hereto and their respective heirs, distributees, executors, administrators, legal representatives and assigns.

11. Further Documents. The Sellers and the Corporation agree to execute and deliver such documents and to take such steps as are reasonably necessary and proper in order to effectuate the redemption of the Shares by the Corporation upon the Closing Date.

12. Notice. All demands and notices given hereunder shall be sent by regular mail in a postage pre-paid envelope or by fax to the last known address and facsimile number for the recipient set forth in the books and records of the Corporation or such other address as the Parties may provide in writing.

13. Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

14. Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each Party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same legal instrument. Facsimile or ‘pdf’ signatures shall be sufficient for execution of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Stock Redemption Agreement as of the day and year first above written.

SELLER:		CORPORATION:

RIBBON COMMUNICATIONS INC.		AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Patrick Macken	By:	/s/ Kevin Keough
Name:	Patrick Macken	Name:	Kevin Keough
Title:	EVP, CLO	Title:	Chief Executive Officer

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